EXHIBIT 23.3





                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------



      We consent to the incorporation by reference in the Registration Statement on Form S-8, to be filed by CPAC, Inc. with respect to the CPAC, Inc. 1996 Nonemployee Directors Stock Option Plan of our report dated May 23, 1997, on our audits of the consolidated financial statements and the financial statement schedule of CPAC, Inc. and Subsidiaries as of March 31, 1997, and 1996, and for each of the three years in the period ended March 31, 1997, which report is included in the Annual Report on Form 10-K.



                                          /s/ Coopers & Lybrand, L.L.P.
                                          -----------------------------------
                                          COOPERS & LYBRAND, L.L.P.

Rochester, New York
November 5, 1997